Exhibit 20.8
Page 1 of 4

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of November
                    Distribution Date of December 15, 1997
                            Servicer Certificate #2

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $486,773,425.62
Beginning Pool Factor                                           0.9735578

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,377,235.33
     Interest Collected                                     $3,764,958.33

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                              $0.00
Total Additional Deposits                                           $0.00

Repos / Chargeoffs                                            $933,926.21
Aggregate Number of Notes Charged Off                                  20

Total Available Funds                                      $16,142,193.66

Ending Pool Balance                                       $473,462,264.08
Ending Pool Factor                                              0.9469352

Servicing Fee                                                 $405,644.52

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $25,589,113.19
     Target Percentage                                               5.25%
     Target Balance                                        $24,856,768.86
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                     ($732,344.33)
     Ending Balance                                        $24,856,768.86

Current Weighted Average APR:                                      10.010%
Current Weighted Average Remaining Term (months):                   48.92

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,485,154.09     1,964
                                31 - 60 days             $253,054.39       214
                                60+  days                 $29,366.07        24

     Total:                                            $2,767,574.55     1,965

     Balances:                  60+  days                $894,974.02        24

Memo Item - Reserve Account
     Prior Month                                               $0.00
+    Invest. Income                                   $25,555,604.85
+    Excess Serv.                                         $19,653.94
+    Transfer (to) / from Collections Account             $13,854.40
     Beginning Balance                                         $0.00

Exhibit 20.8
Page 2 of 4

Navistar Financial 1997 - B Owner Trust
For the Month  of  November

                                                                     NOTES
                                                (Money Market)
                                 TOTAL          CLASS A - 1        CLASS A - 2      CLASS A - 3       CLASS A - 4     CLASS B NOTES
                           $500,000,000.00    $107,000,000.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                          100.00%            0.00%             0.00%             0.00%            0.00%
     Coupon                                              5.72%            5.96%             6.20%             6.30%            6.30%

Beginning Pool Balance     $486,773,425.62
Ending Pool Balance        $473,462,264.08

Collected Principal         $12,377,235.33
Collected Interest           $3,764,958.33
Charge - Offs                  $933,926.21
Liquidation Proceeds/Recoveries      $0.00
Servicing                      $405,644.52
Cash Transfer from Reserve Account   $0.00
Total Collections Available
  for Debt Service          $15,736,549.14

Beginning Balance          $486,773,425.62     $93,773,425.62   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00

Interest Due                 $2,411,533.20        $417,333.42      $435,449.78       $682,000.00       $784,875.00       $91,875.00
Interest Paid                $2,411,533.20        $417,333.42      $435,449.78       $682,000.00       $784,875.00       $91,875.00
Principal Due               $13,311,161.54     $13,311,161.54            $0.00             $0.00             $0.00            $0.00
Principal Paid              $13,311,161.54     $13,311,161.54            $0.00             $0.00             $0.00            $0.00

Ending Balance             $473,462,264.08     $80,462,264.08   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Note / Certificate Pool Factor                          0.7520           1.0000            1.0000            1.0000           1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions         $15,722,694.74     $13,728,494.96      $435,449.78       $682,000.00       $784,875.00       $91,875.00

Interest Shortfall                  ($0.00)             $0.00           ($0.00)            $0.00             $0.00            $0.00
Principal Shortfall                  $0.00              $0.00            $0.00             $0.00             $0.00            $0.00
     Total Shortfall                ($0.00)             $0.00           ($0.00)            $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                $13,854.40
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                   $25,589,113.19
(Release) / Draw              ($732,344.33)
Ending Reserve Account
  Balance                   $24,856,768.86

Exhibit 20.8
Page 3 of 4

Navistar Financial 1997 - B Owner Trust
For the Month  of  November


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                   3                  2                   1
                                          Jul-97             Aug-97              Sep-97              Oct-97              Nov-97
Beginning Pool Balance                     N\A                 N\A                 N\A          $408,527,638.36     $486,773,425.62

A)   Loss Trigger:
Principal of Contracts Charged Off         N\A                 N\A                 N\A            $519,576.09         $933,926.21
Recoveries                                 N\A                 N\A                 N\A               $0.00               $0.00

Total Charged Off (Months 5, 4, 3)       $0.00
Total Recoveries (Months 3, 2, 1)        $0.00
Net Loss / (Recoveries) for 3 Mos        $0.00(a)

Total Balance (Months 5, 4, 3)           $0.00(b)

Loss Ratio Annualized  [(a/b) * (12)]      N\A

Trigger:  Is Ratio > 1.5%                  N\A
                                                                                 Sep-97              Oct-97              Nov-97

B)   Delinquency Trigger:                                                          N\A             1,168,237.49          894,974.02
     Balance delinquency 60+ days                                                  N\A                 0.28596%            0.18386%
     As % of Beginning Pool Balance                                                N\A                 N\A                 N\A
     Three Month Average

Trigger:  Is Average > 2.0%                N\A

C)   Noteholders Percent Trigger:      4.97141%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Exhibit 20.9
Page 4 of 4

Navistar Financial 1997 - B Owner Trust For the Period 11/17/97 through 12/15/97


Pre-Funded Account:
  Ending Balance 11/17/97                                           $0.00
  Plus Investment Earnings                                     $99,267.12
  Less 12/12/97 Transfer to Seller                             $99,267.12

  Sub total                                                         $0.00



  Ending Balance 12/15/97                                           $0.00



Negative Carry Account:

  Initial deposit 11/17/97                                          $0.00
  Plus Investment Earnings                                        $796.41
  Subtotal                                                        $796.41

  Less:  Investment Earnings Released to                          $796.41
         Navistar Financial Corporation
         Pursuant to Section 5.05 of the
         Pooling and Servicing Agreement

  Ending Balance 11/17/97                                           $0.00



Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer